WesBanco Announces First Quarter 2025 Financial Results

Successful acquisition of Premier Financial combined with strong organic loan and deposit growth

Wheeling, WVa. (April 29, 2025) – WesBanco, Inc. (“WesBanco” or “Company”) (Nasdaq: WSBC), a diversified, multi-state bank holding company, today announced net income and related earnings per share for the three months ended March 31, 2025, which included the closing of the previously announced Premier Financial Corp. (“PFC”) acquisition. WesBanco reported a net loss available to common shareholders for the first quarter of 2025 of $11.5 million, or $(0.15) per share, which reflected the impact of a day one provision for credit losses and other expenses related to the acquisition, as compared to net income of $33.2 million, or $0.56 per share, for the first quarter of 2024. As noted in the following table, net income available to common shareholders, excluding after-tax day one provision for credit losses on acquired loans and restructuring and merger-related expenses, for the three months ended March 31, 2025 was $51.2 million, or $0.66 per share, as compared to $33.2 million, or $0.56 per share, in the prior year period (non-GAAP measures).

Under the Current Expected Credit Loss (“CECL”) accounting standard, which ensures a forward-looking approach to credit risk, WesBanco was required to estimate and record expected credit losses over the life of the acquired PFC loans. At March 31, 2025, we recorded an allowance for credit losses of $88.5 million and a $59.4 million provision for the acquired loan portfolio. This required day one provision for credit losses on acquired loans is considered a non-recurring earnings impact as it is associated with the closing of the PFC acquisition and not indicative of operational or credit quality trends. The first quarter provision for credit losses was $68.9 million and the allowance for credit losses was $233.6 million at March 31st, which provided a coverage ratio of 1.25%, as compared to 1.10% as of December 31, 2024. Excluded from the allowance for credit losses and related coverage ratio are fair market value adjustments on previously acquired loans representing 1.88% of total portfolio loans.

	For the Three Months Ended March 31,
	2025		2024
(unaudited, dollars in thousands, except per share amounts)	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
Net (loss) / income available to common shareholders (GAAP)	$(11,523)	$(0.15)	$33,162	$0.56
Add: After-tax day one provision for credit losses on acquired loans	46,926	0.60	-	-
Add: After-tax restructuring and merger-related expenses	15,808	0.21	-	-
Adjusted net income available to common shareholders (Non-GAAP)(1)	$51,211	$0.66	$33,162	$0.56
(1) See non-GAAP financial measures for additional information relating to these items.

Financial and operational highlights during the quarter ended March 31, 2025:

•
Successfully closed the acquisition of PFC, on February 28th, creating a regional financial services institution with $27.4 billion in assets, significant economies of scale, and strong pro forma profitability metrics
•
Total organic loan growth was 7.8% year-over-year and 4.4% over the sequential quarter, annualized, and fully funded through deposit growth
o
Reflecting $5.9 billion of loans from PFC and organic growth, total loans increased 57.3% year-over-year to $18.7 billion
•
Total organic deposit growth was 6.8% year-over-year and 8.1% over the sequential quarter, annualized
o
Organic deposit growth, excluding certificates of deposit, increased 4.8% year-over-year and 10.6% over the sequential quarter, annualized
o
Reflecting $6.9 billion of deposits from PFC and organic growth, total deposits increased 57.8% year-over-year to $21.3 billion
o
Average loans to average deposits were 89.3%, providing continued capacity to fund loan growth
•
Net interest margin of 3.35% increased 32 basis points sequentially, as PFC benefited the margin by approximately 25 basis points through interest mark accretion and securities restructuring
•
Reflecting the PFC acquisition and organic growth, Trust and Investment Services (“WTIS”) assets under management increased to a record $7.0 billion and broker-dealer securities account values (including annuities) increased to a record $2.4 billion
•
Efficiency ratio of 58.6% improved 803 basis points year-over-year and 261 basis points sequentially due to the benefits of the PFC acquisition, as well as a continued focus on expense management and driving positive operating leverage
•
Key credit quality metrics continued to remain at low levels and favorable to peer bank averages (based upon the prior four quarters for banks with total assets between $20 billion and $50 billion)

“Our first quarter results demonstrate continued solid operational performance, as we again delivered strong organic loan and deposit growth while driving positive operating leverage. We also continued to strengthen our balance sheet and net interest margin by funding loan growth with deposits and reducing higher-cost borrowings,” said Jeff Jackson, President and Chief Executive Officer, WesBanco. “This quarter also marked a significant milestone for WesBanco as we successfully completed our acquisition of Premier Financial Corp., a merger that expands and strengthens our market position and accelerates our long-term growth strategy. We are pleased to welcome Premier’s talented team, loyal customers and strong community partners to WesBanco. As we move forward together, our teams are focused on executing a seamless integration and delivering on the full potential of the combined organization for all our stakeholders.”

Balance Sheet

WesBanco’s balance sheet, as of March 31, 2025, reflects both the PFC acquisition and organic growth. Total assets increased 54.2% year-over-year to $27.4 billion, including total portfolio loans of $18.7 billion and total securities of $4.3 billion. Total portfolio loans increased 57.3% year-over-year due to acquired PFC loans of $5.9 billion and organic growth of $0.9 billion, with $0.8 billion from the commercial teams. Commercial real estate payoffs totaled approximately $83 million during the first quarter of 2025. Securities, which represented 15.8% of total assets, increased $1 billion year-over-year due to the addition of PFC securities. In addition, approximately $775 million of lower coupon or variable rate PFC securities were sold and replaced with approximately $475 million of longer-term, higher coupon fixed rate securities.

Deposits of $21.3 billion increased 57.8% year-over-year due to acquired PFC deposits of $6.9 billion and organic growth. Total organic deposit growth was $922 million, or 6.8%, year-over-year and $285 million quarter-over-quarter which fully funded loan growth of $921 million and $138 million, respectively. Reflecting the addition of PFC deposits, which included $1.3 billion of certificates of deposit, total demand deposits represented 49% of total deposits, with the non-interest bearing component representing 25%.

Federal Home Loan Bank (“FHLB”) borrowings totaled $1.5 billion, of which approximately 93% have 2025 maturities, increased $476.5 million, or 47.7%, from December 31, 2024, due to the addition of borrowings from PFC.

Credit Quality

As of March 31, 2025, total loans past due, criticized and classified loans, non-performing loans, and non-performing assets as percentages of the loan portfolio and total assets have remained low, from a historical perspective, and within a consistent range through the last five years. Total loans past due as a percent of the loan portfolio decreased 4 basis points quarter-over-quarter to 0.43%, while non-performing assets as a percentage of total assets increased 8 basis points to 0.30%.

Net Interest Margin and Income

The first quarter margin of 3.35% improved 32 basis points compared to the fourth quarter and 43 basis points on a year-over-year basis, through a combination of higher loan and securities yields, lower funding costs, and higher purchase accounting accretion. Despite higher-cost certificates of deposit from PFC, deposit funding costs of 255 basis points for the first quarter of 2025 decreased as compared to 271 basis points in the fourth quarter of 2024 and 256 basis points in the prior year period. When including non-interest bearing deposits, deposit funding costs for the first quarter were 188 basis points. Interest rate mark accretion from the PFC acquisition, in addition to the securities restructuring, benefited the first quarter net interest margin by approximately 25 basis points.

Net interest income for the first quarter of 2025 was $158.5 million, an increase of $44.6 million, or 39.1% year-over-year, reflecting the impact of a larger balance sheet from the PFC acquisition, loan growth, higher loan and securities yields, lower FHLB borrowings, and $9.1 million of purchase accounting accretion from acquisitions.

Non-Interest Income

For the first quarter of 2025, non-interest income of $34.7 million increased $4.0 million, or 13.2%, from the first quarter of 2024 due primarily to the acquisition of PFC which drove higher service charges on deposits, bank-owned life insurance (“BOLI”), digital banking income, and trust fees. Service charges on deposits increased $1.8 million year-over-year, reflecting the addition of PFC, fee income from new products and services and treasury management, and increased general consumer spending. BOLI increased $1.4 million year-over-year due to a $0.9 million death benefit received and the addition of PFC. Gross swap fees were $2.0 million in the first quarter, compared to $0.8 million in the prior year period, while fair value adjustments were a loss of $1.0 million compared to a gain of $0.8 million, respectively.

Non-Interest Expense

Reflecting the closing of the PFC acquisition on February 28th, non-interest expense, excluding restructuring and merger-related costs, for the three months ended March 31, 2025 was $114.0 million, a $16.8 million, or 17.2%, increase year-over-year primarily due to the addition of the PFC expense base associated with approximately 900 employees and 70 financial centers. Equipment and software expense of $13.1 million, includes the additional cost of operating two core systems until conversion to one platform in mid-May. Amortization of intangible assets of $4.2 million increased $2.1 million year-over-year due to the core deposit intangible asset that was created from the acquisition of PFC.

Capital

WesBanco continues to maintain what we believe are strong regulatory capital ratios, as both consolidated and bank-level regulatory capital ratios are well above the applicable “well-capitalized” standards promulgated by bank regulators and the BASEL III capital standards. In conjunction with the February 28th closing of the PFC acquisition, WesBanco issued 28.7 million shares of common stock to acquire the outstanding shares of PFC, which increased total capital by $1.0 billion and, as anticipated, modestly impacted capital ratios. At March 31, 2025, Tier I leverage was 11.01%, Tier I risk-based capital ratio was 10.69%, common equity Tier 1 capital ratio (“CET 1”) was 9.99%, and total risk-based capital was 13.59%. In addition, the tangible common equity to tangible assets ratio was 7.47% due to strong earnings and the third quarter common equity raise.

Conference Call and Webcast

WesBanco will host a conference call to discuss the Company's financial results for the first quarter of 2025 at 9:00 a.m. ET on Wednesday, April 30, 2025. Interested parties can access the live webcast of the conference call through the Investor Relations section of the Company's website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607, 855-669-9657 for Canadian callers, or 1-412-902-4290 for international callers, and asking to be joined into the WesBanco call. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

A replay of the conference call will be available by dialing 877-344-7529, 855-669-9658 for Canadian callers, or 1-412-317-0088 for international callers, and providing the access code of 1119838. The replay will begin at approximately 12:00 p.m. ET on April 30, 2025 and end at 12 a.m. ET on May 14, 2025. An archive of the webcast will be available for one year on the Investor Relations section of the Company’s website (www.wesbanco.com).

Forward-Looking Statements

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2024 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website, www.sec.gov or at WesBanco’s website, www.WesBanco.com. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under “Risk Factors” in Part I, Item 1A. Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including, without limitation, that the businesses of WesBanco and Premier may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger of WesBanco and Premier may not be fully realized within the expected timeframes; disruption from the merger of WesBanco and Premier may make it more difficult to maintain relationships with clients, associates, or suppliers; the effects of changing regional and national economic conditions, changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Consumer Financial Protection Bureau, the SEC, the Financial Institution Regulatory Authority, the Municipal Securities Rulemaking Board, the Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform, including, without limitation, the impact of the implementation of the Dodd-Frank Act; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; cyber-security breaches; competitive conditions in the financial services industry; rapidly changing technology affecting financial services; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

Statements in this presentation with respect to the benefits of the merger between WesBanco and Premier, the parties’ plans, obligations, expectations, and intentions, and the statements with respect to accretion, earn back of tangible book value, tangible book value dilution and internal rate of return, constitute forward-looking statements as defined by federal securities laws. Such statements are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and Premier may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the merger may not be fully realized within the expected time frames; disruption from the merger may make it more difficult to maintain relationships with clients, associates, or suppliers; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; extended disruption of vital infrastructure; and other factors described in WesBanco’s 2024 Annual Report on Form 10-K and documents subsequently filed by WesBanco with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to the results of operations presented in accordance with Generally Accepted Accounting Principles (GAAP), WesBanco's management uses, and this presentation contains or references, certain non-GAAP financial measures, such as pre-tax pre-provision income, tangible common equity/tangible assets; net income excluding after-tax restructuring and merger-related expenses and excluding after-tax day one provision for credit losses on acquired loans; efficiency ratio; return on average assets; and return on average tangible equity. WesBanco believes these financial measures provide information useful to investors in understanding our operational performance and business and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although WesBanco believes that these non-GAAP financial measures enhance investors' understanding of WesBanco's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. The non-GAAP financial measures contained therein should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the Quarterly Reports on Forms 10-Q for WesBanco and its subsidiaries, as well as other filings that the company has made with the SEC.

About WesBanco, Inc.

With over 150 years as a community-focused, regional financial services partner, WesBanco Inc. (NASDAQ: WSBC) and its subsidiaries build lasting prosperity through relationships and solutions that empower our customers for success in their financial journeys. Customers across our eight-state footprint choose WesBanco for the comprehensive range and personalized delivery of our retail and commercial banking solutions, as well as trust, brokerage, wealth management and insurance services, all designed to advance their financial goals. Through the strength of our teams, we leverage large bank capabilities and local focus to help make every community we serve a better place for people and businesses to thrive. Headquartered in Wheeling, West Virginia, WesBanco has $27.4 billion in total assets, with our Trust and Investment Services holding $7.0 billion of assets under management and securities account values (including annuities) of $2.4 billion through our broker/dealer, as of March 31, 2025. Learn more at www.wesbanco.com and follow @WesBanco on Facebook, LinkedIn and Instagram.

SOURCE: WesBanco, Inc.

WesBanco Company Contact:

John H. Iannone

Senior Vice President, Investor Relations

304-905-7021

###

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
	2025	2024	% Change
Interest and dividend income
Loans, including fees	$218,409	$166,974	30.8
Interest and dividends on securities:
Taxable	22,247	17,404	27.8
Tax-exempt	4,529	4,586	(1.2)
Total interest and dividends on securities	26,776	21,990	21.8
Other interest income	8,047	6,369	26.3
Total interest and dividend income	253,232	195,333	29.6
Interest expense
Interest bearing demand deposits	29,377	25,590	14.8
Money market deposits	21,134	16,114	31.2
Savings deposits	7,359	7,667	(4.0)
Certificates of deposit	18,558	10,247	81.1
Total interest expense on deposits	76,428	59,618	28.2
Federal Home Loan Bank borrowings	13,034	17,000	(23.3)
Other short-term borrowings	1,122	674	66.5
Subordinated debt and junior subordinated debt	4,129	4,075	1.3
Total interest expense	94,713	81,367	16.4
Net interest income	158,519	113,966	39.1
Provision for credit losses	68,883	4,014	NM
Net interest income after provision for credit losses	89,636	109,952	(18.5)
Non-interest income
Trust fees	8,697	8,082	7.6
Service charges on deposits	8,587	6,784	26.6
Digital banking income	5,404	4,704	14.9
Net swap fee and valuation income	961	1,563	(38.5)
Net securities brokerage revenue	2,701	2,548	6.0
Bank-owned life insurance	3,428	2,067	65.8
Mortgage banking income	1,140	693	64.5
Net securities (losses) / gains	(318)	537	(159.2)
Net (losses) / gains on other real estate owned and other assets	(40)	154	(126.0)
Other income	4,105	3,497	17.4
Total non-interest income	34,665	30,629	13.2
Non-interest expense
Salaries and wages	48,577	42,997	13.0
Employee benefits	12,970	12,184	6.5
Net occupancy	7,778	6,623	17.4
Equipment and software	13,050	10,008	30.4
Marketing	2,382	1,885	26.4
FDIC insurance	4,187	3,448	21.4
Amortization of intangible assets	4,223	2,092	101.9
Restructuring and merger-related expense	20,010	-	100.0
Other operating expenses	20,789	17,954	15.8
Total non-interest expense	133,966	97,191	37.8
(Loss) / Income before provision for income taxes	(9,665)	43,390	(122.3)
(Benefit) provision for income taxes	(673)	7,697	(108.7)
Net (loss) / income	(8,992)	35,693	(125.2)
Preferred stock dividends	2,531	2,531	-
Net (loss) / income available to common shareholders	$(11,523)	$33,162	(134.7)

Taxable equivalent net interest income	$159,723	$115,185	38.7

Per common share data
Net (loss) / income per common share - basic	$(0.15)	$0.56	(126.8)
Net (loss) / income per common share - diluted	(0.15)	0.56	(126.8)
Adjusted net income per common share - diluted, excluding certain items (1)(2)	0.66	0.56	17.9
Dividends declared	0.37	0.36	2.8
Book value (period end)	38.02	40.30	(5.7)
Tangible book value (period end) (1)	20.06	21.39	(6.2)
Average common shares outstanding - basic	76,830,460	59,382,758	29.4
Average common shares outstanding - diluted	77,020,592	59,523,679	29.4
Period end common shares outstanding	95,672,204	59,395,777	61.1
Period end preferred shares outstanding	150,000	150,000	-

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.
NM - Not Meaningful

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, unless otherwise noted)

Selected ratios
	For the Three Months Ended
	March 31,
	2025	2024	% Change
Return on average assets	(0.22)%	0.75%	(129.33)%
Return on average assets, excluding certain items (1)	0.96	0.75	28.00
Return on average equity	(1.45)	5.24	(127.67)
Return on average equity, excluding certain items (1)	6.45	5.24	23.09
Return on average tangible equity (1)	(1.74)	9.85	(117.66)
Return on average tangible equity, excluding certain items (1)	11.61	9.85	17.87
Return on average tangible common equity (1)	(1.89)	10.96	(117.24)
Return on average tangible common equity, excluding certain items (1)	12.56	10.96	14.60
Yield on earning assets (2)	5.33	4.98	7.03
Cost of interest bearing liabilities	2.78	2.98	(6.71)
Net interest spread (2)	2.55	2.00	27.50
Net interest margin (2)	3.35	2.92	14.73
Efficiency (1) (2)	58.62	66.65	(12.05)
Average loans to average deposits	89.32	88.67	0.73
Annualized net loan charge-offs/average loans	0.08	0.20	(60.00)
Effective income tax rate	(6.96)	17.74	(139.23)

	For the Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2025	2024	2024	2024	2024
Return on average assets	(0.22)%	1.01%	0.76%	0.59%	0.75%
Return on average assets, excluding certain items (1)	0.96	1.02	0.79	0.66	0.75
Return on average equity	(1.45)	6.68	5.09	4.17	5.24
Return on average equity, excluding certain items (1)	6.45	6.75	5.32	4.65	5.24
Return on average tangible equity (1)	(1.74)	11.49	9.07	7.93	9.85
Return on average tangible equity, excluding certain items (1)	11.61	11.61	9.46	8.78	9.85
Return on average tangible common equity (1)	(1.89)	12.56	9.97	8.83	10.96
Return on average tangible common equity, excluding certain items (1)	12.56	12.69	10.40	9.77	10.96
Yield on earning assets (2)	5.33	5.10	5.19	5.11	4.98
Cost of interest bearing liabilities	2.78	2.96	3.21	3.12	2.98
Net interest spread (2)	2.55	2.14	1.98	1.99	2.00
Net interest margin (2)	3.35	3.03	2.95	2.95	2.92
Efficiency (1) (2)	58.62	61.23	65.29	66.11	66.65
Average loans to average deposits	89.32	89.24	90.58	89.40	88.67
Annualized net loan charge-offs and recoveries /average loans	0.08	0.13	0.05	0.07	0.20
Effective income tax rate	(6.96)	19.87	16.75	17.42	17.74
Trust and Investment Services assets under management (3)	$6,951	$5,968	$6,061	$5,633	$5,601
Broker-dealer securities account values (including annuities) (3)	$2,359	$1,852	$1,853	$1,780	$1,751

(1) Certain items excluded from the calculation can consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans. See non-GAAP financial measures for additional information relating to the calculation of this item.

(2) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.

(3) Represents market value at period end, in millions

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares)
					% Change
	March 31,			December 31,	March 31, 2025
Balance sheets	2025	2024	% Change	2024	to December 31, 2024
Assets
Cash and due from banks	$245,897	$138,940	77.0	$142,271	72.8
Due from banks - interest bearing	845,818	370,729	128.1	425,866	98.6
Securities:
Equity securities, at fair value	28,217	13,074	115.8	13,427	110.2
Available-for-sale debt securities, at fair value	3,149,043	2,119,272	48.6	2,246,072	40.2
Held-to-maturity debt securities (fair values of $1,002,796, $1,052,444 and $1,006,817 respectively)	1,143,376	1,190,010	(3.9)	1,152,906	(0.8)
Allowance for credit losses - held-to-maturity debt securities	(137)	(183)	25.1	(146)	6.2
Net held-to-maturity debt securities	1,143,239	1,189,827	(3.9)	1,152,760	(0.8)
Total securities	4,320,499	3,322,173	30.1	3,412,259	26.6
Loans held for sale	243,281	12,472	NM	18,695	NM
Portfolio loans:
Commercial real estate	10,501,846	6,754,933	55.5	7,326,681	43.3
Commercial and industrial	2,781,728	1,683,172	65.3	1,787,277	55.6
Residential real estate	3,930,667	2,469,357	59.2	2,520,086	56.0
Home equity	1,020,929	740,973	37.8	821,110	24.3
Consumer	438,578	224,732	95.2	201,275	117.9
Total portfolio loans, net of unearned income	18,673,748	11,873,167	57.3	12,656,429	47.5
Allowance for credit losses - loans	(233,617)	(129,190)	(80.8)	(138,766)	(68.4)
Net portfolio loans	18,440,131	11,743,977	57.0	12,517,663	47.3
Premises and equipment, net	281,493	232,630	21.0	219,076	28.5
Accrued interest receivable	108,778	78,564	38.5	78,324	38.9
Goodwill and other intangible assets, net	1,754,703	1,130,175	55.3	1,124,016	56.1
Bank-owned life insurance	548,601	357,099	53.6	360,738	52.1
Other assets	623,182	385,976	61.5	385,390	61.7
Total Assets	$27,412,383	$17,772,735	54.2	$18,684,298	46.7
Liabilities
Deposits:
Non-interest bearing demand	$5,318,619	$3,938,610	35.0	$3,842,758	38.4
Interest bearing demand	5,000,881	3,529,691	41.7	3,771,314	32.6
Money market	4,875,384	2,189,769	122.6	2,429,977	100.6
Savings deposits	3,068,618	2,499,466	22.8	2,362,736	29.9
Certificates of deposit	3,028,893	1,339,237	126.2	1,726,932	75.4
Total deposits	21,292,395	13,496,773	57.8	14,133,717	50.6
Federal Home Loan Bank borrowings	1,476,511	1,100,000	34.2	1,000,000	47.7
Other short-term borrowings	147,804	72,935	102.7	192,073	(23.0)
Subordinated debt and junior subordinated debt	360,156	279,136	29.0	279,308	28.9
Total borrowings	1,984,471	1,452,071	36.7	1,471,381	34.9
Accrued interest payable	26,570	15,929	66.8	14,228	86.7
Other liabilities	327,368	269,600	21.4	274,691	19.2
Total Liabilities	23,630,804	15,234,373	55.1	15,894,017	48.7
Shareholders' Equity
Preferred stock, no par value; 1,000,000 shares authorized; 150,000 shares 6.75% non-cumulative perpetual preferred stock, Series A, liquidation preference $150.0 million, issued and outstanding, respectively	144,484	144,484	-	144,484	-
Common stock, $2.0833 par value; 200,000,000, 100,000,000, and 200,000,000 shares authorized; 95,672,204, 68,081,306 and 75,354,034 shares issued; 95,672,204, 59,395,777 and 66,919,805 shares outstanding, respectively	199,313	141,834	40.5	156,985	27.0
Capital surplus	2,485,223	1,636,964	51.8	1,809,679	37.3
Retained earnings	1,145,396	1,154,307	(0.8)	1,192,091	(3.9)
Treasury stock (0, 8,685,529 and 8,434,229 shares - at cost, respectively)	-	(302,264)	(100.0)	(292,244)	(100.0)
Accumulated other comprehensive loss	(190,710)	(234,922)	18.8	(218,632)	12.8
Deferred benefits for directors	(2,127)	(2,041)	(4.2)	(2,082)	(2.2)
Total Shareholders' Equity	3,781,579	2,538,362	49.0	2,790,281	35.5
Total Liabilities and Shareholders' Equity	$27,412,383	$17,772,735	54.2	$18,684,298	46.7

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)

	For the Three Months Ended March 31,
	2025		2024
Average balance sheet and net interest margin analysis	Average	Average	Average	Average
	Balance	Rate	Balance	Rate
Assets
Due from banks - interest bearing	$602,708	4.73%	$375,268	5.70%
Loans, net of unearned income (1)	14,720,749	6.02	11,756,875	5.71
Securities: (2)
Taxable	3,237,372	2.79	2,928,867	2.39
Tax-exempt (3)	733,105	3.17	759,797	3.07
Total securities	3,970,477	2.86	3,688,664	2.53
Other earning assets	61,393	6.69	60,920	6.92%
Total earning assets (3)	19,355,327	5.33%	15,881,727	4.98%
Other assets	2,303,025		1,822,538
Total Assets	$21,658,352		$17,704,265

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$4,166,005	2.86%	$3,501,049	2.94%
Money market accounts	3,219,335	2.66	2,087,036	3.11
Savings deposits	2,605,145	1.15	2,480,710	1.24
Certificates of deposit	2,185,662	3.44	1,291,111	3.19
Total interest bearing deposits	12,176,147	2.55	9,359,906	2.56
Federal Home Loan Bank borrowings	1,168,981	4.52	1,243,407	5.50
Repurchase agreements	162,912	2.79	92,565	2.93
Subordinated debt and junior subordinated debt	305,309	5.48	279,103	5.87
Total interest bearing liabilities (4)	13,813,349	2.78%	10,974,981	2.98%
Non-interest bearing demand deposits	4,303,915		3,898,990
Other liabilities	322,449		284,453
Shareholders' equity	3,218,639		2,545,841
Total Liabilities and Shareholders' Equity	$21,658,352		$17,704,265
Taxable equivalent net interest spread		2.55%		2.00%
Taxable equivalent net interest margin		3.35%		2.92%

(1) Gross of allowance for credit losses, net of unearned income and includes non-accrual and loans held for sale. Loan fees included in interest income on loans were $1.6 million and $0.3 million for the three months ended March 31, 2025 and 2024, respectively. Additionally, loan accretion included in interest income on loans acquired from prior acquisitions was $6.9 million and $0.8 million for the three months ended March 31, 2025 and 2024, respectively.

(2) Average yields on available-for-sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 21% for each period presented.
(4) Accretion on interest bearing liabilities acquired from prior acquisitions was $2.3 million and $0.1 million for the three months ended March 31, 2025 and 2024, respectively.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands, except shares and per share amounts)

	Quarter Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Statement of Income	2025	2024	2024	2024	2024
Interest and dividend income
Loans, including fees	$218,409	$183,251	$184,215	$175,361	$166,974
Interest and dividends on securities:
Taxable	22,247	18,575	17,651	16,929	17,404
Tax-exempt	4,529	4,449	4,498	4,556	4,586
Total interest and dividends on securities	26,776	23,024	22,149	21,485	21,990
Other interest income	8,047	7,310	7,365	6,147	6,369
Total interest and dividend income	253,232	213,585	213,729	202,993	195,333
Interest expense
Interest bearing demand deposits	29,377	27,044	28,139	26,925	25,590
Money market deposits	21,134	18,734	19,609	18,443	16,114
Savings deposits	7,359	7,271	8,246	7,883	7,667
Certificates of deposit	18,558	16,723	14,284	11,982	10,247
Total interest expense on deposits	76,428	69,772	70,278	65,233	59,618
Federal Home Loan Bank borrowings	13,034	12,114	17,147	16,227	17,000
Other short-term borrowings	1,122	1,291	1,092	896	674
Subordinated debt and junior subordinated debt	4,129	3,902	4,070	4,044	4,075
Total interest expense	94,713	87,079	92,587	86,400	81,367
Net interest income	158,519	126,506	121,142	116,593	113,966
Provision for credit losses	68,883	(147)	4,798	10,541	4,014
Net interest income after provision for credit losses	89,636	126,653	116,344	106,052	109,952
Non-interest income
Trust fees	8,697	7,775	7,517	7,303	8,082
Service charges on deposits	8,587	8,138	7,945	7,111	6,784
Digital banking income	5,404	5,125	5,084	5,040	4,704
Net swap fee and valuation income/ (loss)	961	3,230	(627)	1,776	1,563
Net securities brokerage revenue	2,701	2,430	2,659	2,601	2,548
Bank-owned life insurance	3,428	2,512	2,173	2,791	2,067
Mortgage banking income	1,140	1,229	1,280	1,069	693
Net securities (losses) / gains	(318)	61	675	135	537
Net (losses) / gains on other real estate owned and other assets	(40)	193	(239)	34	154
Other income	4,105	5,695	3,145	3,495	3,497
Total non-interest income	34,665	36,388	29,612	31,355	30,629
Non-interest expense
Salaries and wages	48,577	45,638	44,890	43,991	42,997
Employee benefits	12,970	11,856	11,522	10,579	12,184
Net occupancy	7,778	5,999	6,226	6,309	6,623
Equipment and software	13,050	10,681	10,157	10,457	10,008
Marketing	2,382	2,531	2,977	2,371	1,885
FDIC insurance	4,187	3,640	3,604	3,523	3,448
Amortization of intangible assets	4,223	2,034	2,053	2,072	2,092
Restructuring and merger-related expense	20,010	646	1,977	3,777	-
Other operating expenses	20,789	18,079	17,777	19,313	17,954
Total non-interest expense	133,966	101,104	101,183	102,392	97,191
(Loss) / Income before provision for income taxes	(9,665)	61,937	44,773	35,015	43,390
(Benefit) provision for income taxes	(673)	12,308	7,501	6,099	7,697
Net (Loss) / Income	(8,992)	49,629	37,272	28,916	35,693
Preferred stock dividends	2,531	2,531	2,531	2,531	2,531
Net (loss) / income available to common shareholders	$(11,523)	$47,098	$34,741	$26,385	$33,162

Taxable equivalent net interest income	$159,723	$127,689	$122,338	$117,804	$115,185

Per common share data
Net (loss) / income per common share - basic	$(0.15)	$0.70	$0.54	$0.44	$0.56
Net (loss) / income per common share - diluted	(0.15)	0.70	0.54	0.44	0.56
Adjusted net income per common share - diluted, excluding certain items (1)(2)	0.66	0.71	0.56	0.49	0.56
Dividends declared	0.37	0.37	0.36	0.36	0.36
Book value (period end)	38.02	39.54	39.73	40.28	40.30
Tangible book value (period end) (1)	20.06	22.83	22.99	21.45	21.39
Average common shares outstanding - basic	76,830,460	66,895,834	64,488,962	59,521,872	59,382,758
Average common shares outstanding - diluted	77,020,592	66,992,009	64,634,208	59,656,429	59,523,679
Period end common shares outstanding	95,672,204	66,919,805	66,871,479	59,579,310	59,395,777
Period end preferred shares outstanding	150,000	150,000	150,000	150,000	150,000
Full time equivalent employees	3,205	2,262	2,277	2,370	2,331

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) Certain items excluded from the calculation consist of after-tax restructuring and merger-related expenses and the after-tax day one provision for credit losses on acquired loans.

WESBANCO, INC.
Consolidated Selected Financial Highlights
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2025		2024		2024		2024		2024
Non-performing assets:
Total non-performing loans	$81,489		$39,752		$30,421		$35,468		$32,919
Other real estate and repossessed assets	1,854		852		906		1,328		1,474
Total non-performing assets	$83,343		$40,604		$31,327		$36,796		$34,393

Past due loans (1):
Loans past due 30-89 days	$69,755		$45,926		$33,762		$20,237		$18,515
Loans past due 90 days or more	10,734		13,553		20,427		9,171		5,408
Total past due loans	$80,489		$59,479		$54,189		$29,408		$23,923

Criticized and classified loans (2):
Criticized loans	$470,619		$242,000		$200,540		$179,621		$171,536
Classified loans	149,452		112,669		93,185		83,744		101,898
Total criticized and classified loans	$620,071		$354,669		$293,725		$263,365		$273,434

Loans past due 30-89 days / total portfolio loans	0.37%		0.36%		0.27%		0.17%		0.16%
Loans past due 90 days or more / total portfolio loans	0.06		0.11		0.16		0.07		0.05
Non-performing loans / total portfolio loans	0.44		0.31		0.24		0.29		0.28
Non-performing assets/total portfolio loans, other real estate and repossessed assets	0.45		0.32		0.25		0.30		0.29
Non-performing assets / total assets	0.30		0.22		0.17		0.20		0.19
Criticized and classified loans / total portfolio loans	3.32		2.80		2.36		2.15		2.30

Allowance for credit losses
Allowance for credit losses - loans	$233,617		$138,766		$140,872		$136,509		$129,190
Allowance for credit losses - loan commitments	6,459		6,120		8,225		9,194		8,175
Provision for credit losses	68,883		(147)		4,798		10,541		4,014
Net loan and deposit account overdraft charge-offs and recoveries	2,771		4,066		1,420		2,221		5,935
Annualized net loan charge-offs and recoveries / average loans	0.08%		0.13%		0.05%		0.07%		0.20%
Allowance for credit losses - loans / total portfolio loans	1.25%		1.10%		1.13%		1.11%		1.09%
Allowance for credit losses - loans / non-performing loans	2.87	x	3.49	x	4.63	x	3.85	x	3.92	x
Allowance for credit losses - loans / non-performing loans and loans past due	1.44	x	1.40	x	1.66	x	2.10	x	2.27	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2025		2024		2024		2024		2024
Capital ratios
Tier I leverage capital	11.01%		10.68%		10.69%		9.72%		9.79%
Tier I risk-based capital	10.69		13.06		12.89		11.58		11.87
Total risk-based capital	13.59		15.88		15.74		14.45		14.76
Common equity tier 1 capital ratio (CET 1)	9.99		12.07		11.89		10.58		10.84
Average shareholders' equity to average assets	14.86		15.09		14.84		14.21		14.38
Tangible equity to tangible assets (3)	8.03		9.52		9.67		8.37		8.50
Tangible common equity to tangible assets (3)	7.47		8.70		8.84		7.52		7.63

(1) Excludes non-performing loans.
(2) Criticized and classified commercial loans may include loans that are also reported as non-performing or past due.
(3) See non-GAAP financial measures for additional information relating to the calculation of this ratio.

NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2024	2024	2024	2024
Return on average assets, excluding certain items:
Net (loss) / income available to common shareholders	$(11,523)	$47,098	$34,741	$26,385	$33,162
Plus: after-tax restructuring and merger-related expenses (1)	15,808	510	1,562	2,984	-
Plus: after-tax day one provision for credit losses on acquired loans (1)	46,926	-	-	-	-
Net income available to common shareholders, excluding certain items	51,211	47,608	36,303	29,369	33,162

Average total assets	$21,658,352	$18,593,265	$18,295,583	$17,890,314	$17,704,265

Return on average assets, excluding certain items (annualized) (2)	0.96%	1.02%	0.79%	0.66%	0.75%

Return on average equity, excluding certain items:
Net (loss) / income available to common shareholders	$(11,523)	$47,098	$34,741	$26,385	$33,162
Plus: after-tax restructuring and merger-related expenses (1)	15,808	510	1,562	2,984	-
Plus: after-tax day one provision for credit losses on acquired loans (1)	46,926	-	-	-	-
Net income available to common shareholders excluding certain items	51,211	47,608	36,303	29,369	33,162

Average total shareholders' equity	3,218,639	2,806,079	2,715,461	2,542,948	2,545,841

Return on average equity, excluding certain items (annualized) (2)	6.45%	6.75%	5.32%	4.65%	5.24%

Return on average tangible equity:
Net (loss) / income available to common shareholders	$(11,523)	$47,098	$34,741	$26,385	$33,162
Plus: amortization of intangibles (1)	3,336	1,607	1,622	1,637	1,653
Net (loss) / income available to common shareholders before amortization of intangibles	(8,187)	48,705	36,363	28,022	34,815

Average total shareholders' equity	3,218,639	2,806,079	2,715,461	2,542,948	2,545,841
Less: average goodwill and other intangibles, net of def. tax liability	(1,312,855)	(1,119,060)	(1,120,662)	(1,122,264)	(1,123,938)
Average tangible equity	$1,905,784	$1,687,019	$1,594,799	$1,420,684	$1,421,903

Return on average tangible equity (annualized) (2)	-1.74%	11.49%	9.07%	7.93%	9.85%

Average tangible common equity	$1,761,300	$1,542,535	$1,450,315	$1,276,200	$1,277,419
Return on average tangible common equity (annualized) (2)	-1.89%	12.56%	9.97%	8.83%	10.96%

Return on average tangible equity, excluding certain items:
Net (loss) / income available to common shareholders	$(11,523)	$47,098	$34,741	$26,385	$33,162
Plus: after-tax restructuring and merger-related expenses (1)	15,808	510	1,562	2,984	-
Plus: amortization of intangibles (1)	3,336	1,607	1,622	1,637	1,653
Plus: after-tax day one provision for credit losses on acquired loans (1)	46,926	-	-	-	-
Net income available to common shareholders before amortization of intangibles and excluding other items	54,547	49,215	37,925	31,006	34,815

Average total shareholders' equity	3,218,639	2,806,079	2,715,461	2,542,948	2,545,841
Less: average goodwill and other intangibles, net of def. tax liability	(1,312,855)	(1,119,060)	(1,120,662)	(1,122,264)	(1,123,938)
Average tangible equity	$1,905,784	$1,687,019	$1,594,799	$1,420,684	$1,421,903

Return on average tangible equity, excluding certain items (annualized) (2)	11.61%	11.61%	9.46%	8.78%	9.85%

Average tangible common equity	$1,761,300	$1,542,535	$1,450,315	$1,276,200	$1,277,419
Return on average tangible common equity, excluding certain items (annualized) (2)	12.56%	12.69%	10.40%	9.77%	10.96%

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2024	2024	2024	2024

Efficiency ratio:
Non-interest expense	$133,966	$101,104	$101,183	$102,392	$97,191
Less: restructuring and merger-related expense	(20,010)	(646)	(1,977)	(3,777)	-
Non-interest expense excluding restructuring and merger-related expense	113,956	100,458	99,206	98,615	97,191

Net interest income on a fully taxable equivalent basis	159,723	127,689	122,338	117,804	115,185
Non-interest income	34,665	36,388	29,612	31,355	30,629
Net interest income on a fully taxable equivalent basis plus non-interest income	$194,388	$164,077	$151,950	$149,159	$145,814
Efficiency ratio	58.62%	61.23%	65.29%	66.11%	66.65%

Adjusted net income available to common shareholders, excluding certain items:
Net (loss) / income available to common shareholders	$(11,523)	$47,098	$34,741	$26,385	$33,162
Add: After-tax restructuring and merger-related expenses (1)	15,808	510	1,562	2,984	-
Add: after-tax day one provision for credit losses on acquired loans (1)	46,926	-	-	-	-
Adjusted net income available to common shareholders, excluding certain items:	$51,211	$47,608	$36,303	$29,369	$33,162

Adjusted net income per common share - diluted, excluding certain items:
Net (loss) / income per common share - diluted	$(0.15)	$0.70	$0.54	$0.44	$0.56
Add: After-tax restructuring and merger-related expenses per common share - diluted (1)	0.21	0.01	0.02	0.05	-
Add: after-tax day one provision for credit losses on acquired loans (1)	0.60	-	-	-	-
Adjusted net income per common share - diluted, excluding certain items:	$0.66	$0.71	$0.56	$0.49	$0.56

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2025	2024	2024	2024	2024
Tangible book value per share:
Total shareholders' equity	$3,781,579	$2,790,281	$2,801,585	$2,544,279	$2,538,362
Less: goodwill and other intangible assets, net of def. tax liability	(1,718,048)	(1,118,293)	(1,119,899)	(1,121,521)	(1,123,158)
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,919,047	1,527,504	1,537,202	1,278,274	1,270,720

Common shares outstanding	95,672,204	66,919,805	66,871,479	59,579,310	59,395,777

Tangible book value per share	$20.06	$22.83	$22.99	$21.45	$21.39

Tangible common equity to tangible assets:
Total shareholders' equity	$3,781,579	$2,790,281	$2,801,585	$2,544,279	$2,538,362
Less: goodwill and other intangible assets, net of def. tax liability	(1,718,048)	(1,118,293)	(1,119,899)	(1,121,521)	(1,123,158)
Tangible equity	2,063,531	1,671,988	1,681,686	1,422,758	1,415,204
Less: preferred shareholders' equity	(144,484)	(144,484)	(144,484)	(144,484)	(144,484)
Tangible common equity	1,919,047	1,527,504	1,537,202	1,278,274	1,270,720

Total assets	27,412,383	18,684,298	18,514,169	18,128,375	17,772,735
Less: goodwill and other intangible assets, net of def. tax liability	(1,718,048)	(1,118,293)	(1,119,899)	(1,121,521)	(1,123,158)
Tangible assets	$25,694,335	$17,566,005	$17,394,270	$17,006,854	$16,649,577

Tangible equity to tangible assets	8.03%	9.52%	9.67%	8.37%	8.50%

Tangible common equity to tangible assets	7.47%	8.70%	8.84%	7.52%	7.63%

(1) Tax effected at 21% for all periods presented.
(2) The ratios are annualized by utilizing actual number of days in the quarter versus the year.

ADDITIONAL NON-GAAP FINANCIAL MEASURES

The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands, except shares and per share amounts)	2025	2024	2024	2024	2024
Pre-tax, pre-provision income:
(Loss) / Income before (benefit) / provision for income taxes	$(9,665)	$61,937	$44,773	$35,015	$43,390
Add: provision for credit losses	68,883	(147)	4,798	10,541	4,014
Pre-tax, pre-provision income	$59,218	$61,790	$49,571	$45,556	$47,404

Pre-tax, pre-provision income, excluding restructuring and merger-related expenses:
(Loss) / Income before (benefit) / provision for income taxes	$(9,665)	$61,937	$44,773	$35,015	$43,390
Add: provision for credit losses	68,883	(147)	4,798	10,541	4,014
Add: restructuring and merger-related expenses	20,010	646	1,977	3,777	-
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	$79,228	$62,436	$51,548	$49,333	$47,404

Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses:
(Loss) / Income before (benefit) / provision for income taxes	$(9,665)	$61,937	$44,773	$35,015	$43,390
Add: provision for credit losses	68,883	(147)	4,798	10,541	4,014
Add: restructuring and merger-related expenses	20,010	646	1,977	3,777	-
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	79,228	62,436	51,548	49,333	47,404

Average total assets	$21,658,352	$18,593,265	$18,295,583	$17,890,314	$17,704,265

Pre-tax, pre-provision return on average assets, excluding restructuring and merger-related expenses (annualized) (2)	1.48%	1.34%	1.12%	1.11%	1.08%

Pre-tax, pre-provision return on average equity, excluding restructuring and merger-related expenses:
(Loss) / Income before (benefit) / provision for income taxes	$(9,665)	$61,937	$44,773	$35,015	$43,390
Add: provision for credit losses	68,883	(147)	4,798	10,541	4,014
Add: restructuring and merger-related expenses	20,010	646	1,977	3,777	-
Pre-tax, pre-provision income, excluding restructuring and merger-related expenses	79,228	62,436	51,548	49,333	47,404

Average total shareholders' equity	$3,218,639	$2,806,079	$2,715,461	$2,542,948	$2,545,841

Pre-tax, pre-provision return on average equity, excluding restructuring and merger-related expenses (annualized) (2)	9.98%	8.85%	7.55%	7.80%	7.49%

Pre-tax, pre-provision return on average tangible equity, excluding certain items (1):
(Loss) / Income before (benefit) / provision for income taxes	$(9,665)	$61,937	$44,773	$35,015	$43,390
Add: provision for credit losses	68,883	(147)	4,798	10,541	4,014
Add: amortization of intangibles	4,223	2,034	2,053	2,072	2,092
Add: restructuring and merger-related expenses	20,010	646	1,977	3,777	-
Pre-tax, pre-provision income before restructuring and merger-related expenses and amortization of intangibles	83,451	64,470	53,601	51,405	49,496

Average total shareholders' equity	3,218,639	2,806,079	2,715,461	2,542,948	2,545,841
Less: average goodwill and other intangibles, net of def. tax liability	(1,312,855)	(1,119,060)	(1,120,662)	(1,122,264)	(1,123,938)
Average tangible equity	$1,905,784	$1,687,019	$1,594,799	$1,420,684	$1,421,903

Pre-tax, pre-provision return on average tangible equity, excluding certain items (annualized) (1) (2)	17.76%	15.20%	13.37%	14.55%	14.00%

Average tangible common equity	$1,761,300	$1,542,535	$1,450,315	$1,276,200	$1,277,419
Pre-tax, pre-provision return on average tangible common equity, excluding certain items (annualized) (1) (2)	19.22%	16.63%	14.70%	16.20%	15.58%

(1) Certain items excluded from the calculations consist of credit provisions, tax provisions and restructuring and merger-related expenses.
(2) The ratios are annualized by utilizing actual numbers of days in the quarter versus the year.